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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the registration statements of Waste Management, Inc. on Form S-3 (File Nos. 333-00097, 333-08573, 333-32471, 333-33889, 333-52197, 333-80063, 333-21035, 333-17453,
333-17421, 33-63143, 33-62547, 33-85018, 33-42988, 33-76226, 333-63893,
333-21035 and 33-76224), on Form S-4 (File Nos. 333-31979, 333-32805, 333-63981,
333-60103 and 333-14109), and on Form S-8 (File Nos. 33-43619, 33-72436,
33-84988, 33-84990, 33-59807, 33-61621, 33-61625, 33-61627, 333-02181,
333-08161, 333-14115, 333-14613, 333-34819, 333-51975, 333-64239, 333-70055,
333-56113, and 333-59247), of our report dated March 16, 1998, on our audit of the consolidated financial statements of operations, stockholders' equity and cash flows of USA Waste Services, Inc. for the year ended December 31, 1997, which report is included in this Annual Report on Form 10-K.


                                          PricewaterhouseCoopers LLP

Houston, Texas
March 29, 2000